United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(152,390)
Unrealized Gain (Loss) on Market Value of Futures	756,520
Dividend Income	353
Interest Income	156
ETF Transaction Fees	700
Total Income (Loss)	$605,339

Expenses
General Partner Management Fees	$16,436
Brokerage Commissions	629
Prepaid Insurance Expense	333
NYMEX License Fee	329
Non-interested Directors' Fees and Expenses	281
Other Expenses	14,022
Total Expenses	32,030
Expense Waiver	(10,735)
Net Expenses	$21,295
Net Income (Loss)	$584,044

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/13	$25,395,486
Additions (100,000 Units)	1,662,691
Net Income (Loss)	584,044

Net Asset Value End of Month	$27,642,221
Net Asset Value Per Unit (1,600,000 Units)	$17.28

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612